Exhibit 10.16

Summary of Amendment dated December 14, 2006 to Severance Agreement dated September 17, 2003 between the Registrant and Ali Haghighi Mood

On December 14, 2006, the Board of Directors approved an amendment of the Severance Agreement dated September 17, 2003 between the Registrant and Ali Haghighi Mood increasing the period during which Mr. Haghighi Mood will be entitled to receive severance pay in the event that the Registrant terminates his employment without Cause (as defined in the Severance Agreement) from six months to twelve months.

Ali Haghighi-Mood

December 14, 2006

If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter, whereupon this letter and such copy will constitute a binding amendment under seal to the Severance Agreement between the Company and you on the basis set forth above.

Very truly yours,

CAMBRIDGE HEART, INC.

By: /s/ Robert P. Khederian

Name: Robert P. Khederian

Title: Interim President & CEO

Acknowledged and agreed to this

14th day of December 2006:

/s/ Ali Haghighi-Mood

Ali Haghighi-Mood